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                                                                EXHIBIT 10.1

                              SYMANTEC CORPORATION

                                       AND

                                AUDIOHIGHWAY.COM

                                      LEASE


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                                SUMMARY OF LEASE

                              CUPERTINO CITY CENTER


1.   DATE OF LEASE:

2.   LANDLORD:                          Symantec Corporation

3.   TENANT:                            Audiohighway.com,
                                        a California corporation

4.   PREMISES:                          20300 Steven Creek Blvd., Suite 100
                                        Cupertino, California 95014

5.   SQUARE FEET:                       26,967 sq. ft.

6.   PERMITTED USE:                     General office use

7.   TERM:                              Five (5) years

     (a) SCHEDULED COMMENCEMENT DATE:   November 1, 1999

     (b) SCHEDULED EXPIRATION DATE:     October 31, 2004



8.   RENT:

     (a) BASIC RENT:                  $79,552.65 per month (Lease months 1-12)
                                      $82,734.76 per month (Lease months 13-24)
                                      $86,044.15 per month (Lease months 25-36)
                                      $89,485.91 per month (Lease months 37-48)
                                      $93,065.35 per month (Lease months 49-60)

     (b) TENANT'S ESTIMATED SHARE OF
         DIRECT EXPENSES:             $19,524.11 per month

9.    SECURITY DEPOSIT:               $400,000

10.   PARKING SPACES PROVIDED:        One Hundred Five (105) spaces

11.   OTHER IMPORTANT PROVISIONS:

12.   EXHIBITS:                        Exhibit A - Premises
                                       Exhibit B - Project
                                       Exhibit C - Work Letter Agreement
                                       Exhibit D - Sublease Recapture Exemption
                                       Space

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THIS SUMMARY OF LEASE IS INTENDED TO SUMMARIZE CERTAIN KEY PROVISIONS IN THE
ATTACHED LEASE. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THIS SUMMARY AND THE LEASE, THE PROVISIONS OF THE LEASE SHALL GOVERN.


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                                TABLE OF CONTENTS

ITEM                                                                     PAGE
-----------------------------------------------------------------------------
1.    USE
2.    TERM
3.    POSSESSION
4.    MONTHLY RENT
5.    ADJUSTMENT OF BASIC RENT AND DIRECT EXPENSES
6.    RESTRICTION ON USE
7.    COMPLIANCE WITH LAWS
8.    ALTERATIONS
9.    REPAIR AND MAINTENANCE
10.   LIENS
11.   INSURANCE
12.   UTILITIES AND SERVICE
13.   TAXES AND OTHER CHARGES
14.   ENTRY BY LANDLORD
15.   COMMON AREA; PARKING
16.   DAMAGE BY FIRE; CASUALTY
17.   INDEMNIFICATION
18.   ASSIGNMENT AND SUBLETTING
19.   DEFAULT
20.   LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT
21.   EMINENT DOMAIN
22.   NOTICE AND COVENANT TO SURRENDER
23.   TENANT'S QUITCLAIM
24.   HOLDING OVER
25.   SUBORDINATION
26.   CERTIFICATE OF ESTOPPEL
27.   SALE BY LANDLORD
28.   ATTORNMENT TO LENDER OR THIRD PARTY
29.   DEFAULT BY LANDLORD
30.   CONSTRUCTION CHANGES
31.   MEASUREMENT OF PREMISES
32.   ATTORNEY FEES
33.   SURRENDER
34.   WAIVER
35.   EASEMENTS; AIRSPACE RIGHTS
36.   RULES AND REGULATIONS
37.   NOTICES
38.   NAME
39.   GOVERNING LAW; SEVERABILITY
40.   DEFINITIONS
41.   TIME
42.   INTEREST ON PAST DUE OBLIGATIONS; LATE CHARGE
43.   ENTIRE AGREEMENT
44.   AUTHORITY

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45.   RECORDING
46.   EXHIBITS AND ATTACHMENTS
47.   REAL ESTATE BROKERS
48.   ENVIRONMENTAL MATTERS
49.   SIGNAGE
50.   SUBMISSION OF LEASE
51.   TENANT IMPROVEMENTS
52.   ADDITIONAL RENT
53.   LANDLORD'S OPTION TO RELOCATE PREMISES

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                                  OFFICE LEASE

         THIS LEASE is made this _____ day of _______________________, 1999, by and between SYMANTEC CORPORATION, a Delaware corporation, ("Landlord"), and AUDIOHIGHWAY.COM, a California corporation ("Tenant").

                              W I T N E S S E T H :

         Landlord leases to Tenant and Tenant leases from Landlord those certain premises outlined in red on Exhibit A (the "Premises") commonly known as 20300 Stevens Creek Boulevard, Suite 100, Cupertino, California, which Landlord and Tenant hereby agree consists of approximately twenty-six thousand nine hundred sixty-seven (26,967) square feet. As used herein the term "Project" shall mean and include all of the land described in Exhibit B and all the buildings, improvements, fixtures and equipment now or hereafter situated on said land.

         Tenant covenants, as a material part of the consideration of this lease, to perform and observe each and all of the terms, covenants and conditions set forth below, and this lease is made upon the condition of such performance and observance.

         1.       USE

         Subject to the restrictions contained in paragraph 6, Tenant shall use the Premises for general office use and shall not use or permit the Premises to be used for any other purpose.

         2.       TERM

                  (a) The term shall be for five (5) years (unless sooner terminated as hereinafter provided) and, subject to paragraphs 2(b) and 3, shall commence on November 1, 1999 and end on October 31, 2004.

                  (b) Possession of the Premises shall not be deemed tendered and the term shall not commence until Landlord notifies Tenant of substantial completion of all work to be done by Landlord pursuant to Exhibit C to this lease (exclusive of telephones or other communication systems and punchlist items) and the Premises can be legally occupied by Tenant, except that (i) if Landlord is prevented from or delayed in completing its work under Exhibit C to this lease due to the acts or omissions of Tenant

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or Tenant caused delays (as defined in Exhibit C), then the Premises shall be deemed tendered and the term shall commence upon the date by which such work would have been substantially completed but for such acts or omissions of Tenant and Tenant caused delays, and (ii) if Tenant occupies or otherwise enters into possession of all or any part of the Premises prior to the scheduled commencement date, unless otherwise agreed in writing by Landlord, the term shall commence upon the date of such entry and Tenant's obligation to pay basic rent and direct expenses shall commence as of such lease commencement date.

         3.       POSSESSION

                  (a) If Landlord for any reason cannot deliver possession of the Premises to Tenant by the scheduled commencement date set forth in paragraph 2(a), this lease shall not be void or voidable, Landlord shall not be liable to Tenant for any loss or damage on account thereof and, unless Landlord's failure to deliver possession of the Premises to Tenant by the scheduled commencement date set forth in paragraph 2(a) is caused by the acts or omissions of Tenant or Tenant caused delays, Tenant shall not be liable for rent until the commencement of the term is determined in accordance with paragraph 2(b). If the term commences on a date other than the date specified in paragraph 2(a) above, then the parties shall immediately execute an amendment to this lease stating (or a letter acknowledging) the actual date of commencement and the revised expiration date. The expiration date of the term shall be extended by the same number of days that Tenant's possession of the Premises was delayed from that set forth in paragraph 2(a).

                  (b) Tenant's inability or failure to take possession of the Premises when delivery is tendered by Landlord (with the improvements to be done pursuant to Exhibit C to this lease substantially completed) shall not delay the commencement of the term of this lease or Tenant's obligation to pay rent. Tenant acknowledges that Landlord shall incur significant expenses upon the execution of this lease, even if Tenant never takes possession of the Premises, including without limitation brokerage commissions and fees, legal and other professional fees, the costs of space planning and the costs of construction of improvements in the Premises. Tenant acknowledges that all of said expenses shall be included in measuring Landlord's damages should Tenant breach the terms of this lease.

         4.       MONTHLY RENT

                  (a) BASIC RENT. Tenant shall pay to Landlord as basic rent for the Premises, in advance and subject to adjustment as provided in paragraph 5, the sum of Seventy-Nine Thousand Five Hundred Fifty-Two and 65/100 Dollars ($79,552.65) on or before the first day of the first full calendar month of the term and on or before the first day of each and every successive calendar month. Basic rent for any partial month shall be payable in advance and shall be prorated based on the actual number of days during the lease term occurring in such month divided by the total number of days in such month.

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                  (b) DIRECT EXPENSES. In addition to the above basic rent and as additional rent, Tenant shall pay to Landlord, subject to adjustment and reconciliation as provided in paragraph 5(b) of this lease, the sum of Nineteen Thousand Five Hundred Twenty-Four and 11/100 Dollars ($19,524.11) on or before the first day of the first full calendar month of the term and on the first day of each and every successive calendar month, said sum representing Tenant's estimated payment of its proportionate share of direct expenses as provided for in paragraph 5(b) of this lease. Payment for direct expenses for any partial month shall be payable in advance and shall be prorated based on the actual number of days during the lease term occurring in such month divided by the total number of days in such month.

                  (c) MANNER AND PLACE OF PAYMENT. All payments of basic rent and direct expenses shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America, c/o McCandless Management Corporation at 3945 Freedom Circle, Suite 640, Santa Clara, California 95054, or to such other person or place as Landlord may from time to time designate in writing.

                  (d) FIRST MONTH'S RENT. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum of Ninety-Nine Thousand Seventy-Six and 76/100 Dollars ($99,076.76) to be applied against the basic rent and direct expenses for the first lease month of the term.

                  (e) SECURITY DEPOSIT.Concurrently with Tenant's execution of this lease, Tenant shall deposit with Landlord the sum of Four Hundred Thousand Dollars ($400,000), which sum shall be held by Landlord as a security deposit for the faithful performance by Tenant of all of the terms, covenants and conditions of this lease to be kept and performed by Tenant. Provided that Tenant has not been in default under this lease at any time, the amount of the security deposit required hereunder shall be reduced in accordance with the following schedule:

                           Lease months 1-24                  $400,000
                           Lease months 25-36                 $300,000
                           Lease months 37-48                 $200,000
                           Lease months 49-60                 $100,000

                      If Tenant defaults with respect to any provision of this lease, including but not limited to the provisions relating to the payment of basic rent and direct expenses, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the security deposit to its original amount; Tenant's failure to do so shall be a material breach of this lease. Landlord shall not be required to keep this security deposit separate from its general

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funds and Tenant shall not be entitled to interest on such deposit. If Tenant is not in default at the expiration or termination of this lease, the security deposit or any balance thereof shall be returned to Tenant after Tenant has vacated the Premises. In the event of termination of Landlord's interest in this lease, Landlord shall transfer said deposit to Landlord's successor in interest, and Tenant agrees that Landlord shall thereupon be released from liability for the return of such deposit or any accounting therefor.

                  (f) APPLICATION OF PAYMENTS. All payments received by Landlord from Tenant may be applied by Landlord in Landlord's sole discretion to the oldest payment obligation(s) owed by Tenant to Landlord or in such other order as Landlord determines in Landlord's sole and absolute discretion. No designation by Tenant, either in a separate writing or on a check or money order, shall modify this clause or have any force or effect. Notwithstanding the above, Landlord's determination not to apply such payments to the oldest payment obligations first as specified above shall not constitute a waiver by Landlord with respect to Landlord's claims against Tenant for such prior payment obligation(s) of Tenant or Landlord's right to apply future payments to such prior payment obligation(s) of Tenant in such order as Landlord may determine in Landlord's sole and absolute discretion.

         5.       ADJUSTMENT OF BASIC RENT AND DIRECT EXPENSES

                  (a) ADJUSTMENTS TO BASIC RENT. The basic rent provided for in paragraph 4(a) shall be adjusted periodically and the monthly basic rent for each period shall be as set forth below:

                  Lease Months  1  - 12     $79,552.65 per month
                  Lease Months  13 - 24     $82,734.76 per month
                  Lease Months  25 - 36     $86,044.15 per month
                  Lease Months  37 - 48     $89,485.91 per month
                  Lease Months  49 - 60     $93,065.35 per month.

                  (b) ADJUSTMENTS TO DIRECT EXPENSES. Tenant's proportionate share of direct expenses of the Project shall be sixteen and seventy-eight one-hundredths percent (16.78%).

                  Tenant shall be required to pay to Landlord, as additional rent in accordance with paragraph 4(b) of this lease, Tenant's proportionate share of direct expenses for each calendar year (or portion thereof) during the term of this lease. Tenant's estimated share of the monthly direct expenses payable by Tenant during the calendar year in which the term commences is set forth in paragraph 4(b) of this lease. A written estimate of Tenant's monthly share of direct expenses for each succeeding calendar year shall be delivered to Tenant prior to the commencement of each such succeeding calendar year (or as soon as practicable thereafter). Tenant shall pay to Landlord in accordance with paragraph 4(b) of this lease its monthly share of direct expenses as estimated by Landlord. Landlord reserves the right to revise such written

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estimate during a calendar year if Landlord's actual or projected direct expenses shows an increase or decrease in excess of ten percent (10%) from that of an earlier written estimate delivered to Tenant, and if Landlord elects to revise the earlier estimate, Landlord shall deliver the revised estimate to Tenant, together with an explanation of the reasons therefor, and Tenant shall revise its payments accordingly. Statements of the actual direct expenses for the calendar year in which the term commences and for each succeeding calendar year (herein called "statement of actual direct expenses") shall be delivered to Tenant within one hundred twenty (120) days following the expiration of each such calendar year (or as soon as practicable thereafter). If the statement of actual direct expenses for any such calendar year shows that Tenant's proportionate share of actual direct expenses for the year is in excess of the aggregate amount Tenant has paid as direct expenses for that calendar year, Tenant shall pay such excess to Landlord within ten (10) days after receipt of the statement of actual direct expenses. If Tenant fails to pay such excess amount due within said ten (10) day period, Tenant shall pay an additional ten percent (10%) of the amount due as a penalty. In the event that any statement of actual direct expenses shall show that Tenant has paid Landlord an aggregate amount in excess of the actual direct expenses for the preceding calendar year and Tenant is not in default in the performance or observance of any of the terms, covenants or conditions of this lease at the time such statement of actual direct expenses is delivered, Landlord shall, at its option, promptly either refund such excess to Tenant or credit the amount thereof to the monthly direct expenses next becoming due from Tenant. The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of this lease.

                  As used in this lease, "direct expenses" shall include, but not be limited to, (i) real property taxes, assessments, and other costs identified as direct expenses in paragraph 13, (ii) insurance premiums and other costs identified as direct expenses in paragraph 11, (iii) the cost of all utilities and services including water, gas and sewer charges, electricity, heat, air conditioning, refuse collection, and janitorial services identified as direct expenses in paragraph 12, (iv) the costs of operating and maintaining the Common Area identified as direct expenses in paragraph 15, including, but not limited to, the landscaping, elevators, parking lots, paving, sidewalks, showers, and security and exterminator services, (v) the costs and expenses of maintaining and repairing the Project identified as direct expenses in paragraph 9, including, but not limited to mechanical, electrical, plumbing and sewage systems, windows, glazing, gutters, downspouts, heating and ventilating and air conditioning systems, walls, floorcoverings, roofs, structural elements, exterior walls and the cost of maintenance contracts and supplies, materials, equipment and tools used in connection therewith, (vi) the cost of certain alterations identified as direct expenses in paragraph 8, (vii) amortization of such capital improvements having a useful life greater than one year as Landlord may have installed for the purpose of reducing operating costs and/or to comply with all laws, rules and regulations of federal, state, county, municipal and other governmental authorities now or hereafter in effect (the cost of such capital improvement shall be amortized over its useful life, including interest at the rate of 2% over the then current Prime Rate as published by the Wall Street Journal on the date nearest to the date that such cost is incurred, and the monthly amortized cost thereof shall be included in direct expenses), (viii) wages, salaries, employee benefits (including union benefits) and related expenses of all on-site and off-site personnel engaged in the operation and maintenance of the Project (or the building in which the Premises are located) and payroll taxes applicable thereto and all costs incurred to maintain a management office in or near the Project (including, without limitation, rental payments therefor or the reasonable rental value of the space so occupied), (ix) supplies, materials, equipment and tools used or required in connection with the operation and maintenance of the Project, (x) licenses, permits and inspection fees, (xi) a reasonable reserve for repairs and replacement of equipment used in the maintenance and operation of the Project, and (xii) all other operating costs incurred by Landlord in maintaining and operating the Project.

         6.       RESTRICTION ON USE

                  Tenant shall not do or permit to be done in or about the Premises or the Project, nor bring or keep or permit to be brought or kept in or about the Premises or Project, anything which is prohibited by or will in any way increase the existing rate of, or otherwise affect, fire or any other insurance covering the Project or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Project or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in or about the Premises or the Project which will constitute waste or which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy them, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in or about the Premises or the Project. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not use the Premises for sleeping, washing clothes, cooking or in any manner that will cause or emit any objectionable odor, noise or light into the adjoining premises or Common Area. Tenant shall not do anything on the Premises that will cause damage to the Project and Tenant shall not overload the floor capacity of the Premises or the Project. No machinery, apparatus or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate or shake the Premises. Landlord shall be the sole judge of whether such odor, noise, light or vibration is such as to violate the provisions of this paragraph 6. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or the Project except in trash containers placed inside exterior enclosures designated for that purpose by Landlord, or where otherwise designated by Landlord; and no toxic or hazardous materials shall be disposed of through the plumbing or sewage system. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored or permitted to remain outside of the building proper. No retail sales shall be made on the Premises.

         7.       COMPLIANCE WITH LAWS

                  Tenant shall, in connection with its use and occupation of the Premises, at its sole cost and expense, promptly observe and comply with
(i) all laws, statutes, ordinances and governmental rules, regulations and requirements of federal, state, county, municipal and other governmental authorities, now or hereafter in effect, which shall impose any duty on Landlord or Tenant with respect to the use, occupancy or alteration of the Premises, (ii) with the requirements of any board of fire underwriters or other similar body now or hereafter constituted and (iii) with any direction or occupancy certificate issued pursuant to law by any public authority; provided, however, that no such failure shall be deemed a breach of these provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant (whether or not Landlord is a party thereto), that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This lease shall remain in full force and effect notwithstanding any loss of use or other effect on Tenant's enjoyment of the Premises by reason of any governmental laws, statutes, ordinances, rules, regulations and requirements now or hereafter in effect. Tenant shall comply with any covenant, condition or restriction ("C.C.& R.'s") affecting the Premises.

         8.       ALTERATIONS

                  Tenant shall not make or suffer to be made any alteration, addition or improvement to or of the Premises or any part thereof (collectively referred to herein as "alterations") without (i) the prior written consent of Landlord, (ii) a valid building permit issued by the appropriate governmental authority and (iii) otherwise complying with all applicable laws, regulations and requirements of governmental agencies having jurisdiction and with the rules, regulations and requirements of any board of fire underwriters or similar body. Notwithstanding the foregoing, Tenant may make non-structural alterations costing in the aggregate less than $10,000 in any one lease year of the term without the prior written consent of Landlord, provided that prior to making such alteration Tenant informs Landlord in writing of the nature of the alteration, the cost thereof and the contractor engaged or proposed to be engaged to perform such work, and provided further that all such work complies with clauses (ii) and (iii) above. Landlord's consent to any requested alteration shall not create on the part of Landlord or cause Landlord to incur any responsibility or liability for such alteration's compliance with all laws, rules and regulations of federal, state, county, municipal and other governmental authorities. Any alteration made by Tenant (excluding moveable furniture and trade fixtures not attached to the Premises) shall at once become a part of the Premises and belong to Landlord. Without limiting the foregoing, all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and subpanels), air conditioning, partitioning, drapery, window covering and carpet installations made by Tenant, regardless of how attached to the Premises, together with all other alterations that have become an integral part of the Project in which the Premises are a part, shall be and become part of the Premises and belong to Landlord upon installation and shall not be deemed trade fixtures and, subject to Landlord's right to require removal and restoration as specified herein, shall remain upon and be surrendered with the Premises at the termination of the lease.

                  Regardless of whether Landlord's consent is required in connection with the making of any alteration by Tenant, if Landlord consents to the making of any alteration by Tenant, the same shall be made by Tenant at its sole risk, cost and expense and only after Landlord's written approval of any contractor or person selected by Tenant for that purpose, and the same shall be made at such time and in such manner as Landlord may from time to time designate. Tenant shall, if required by Landlord, secure at Tenant's cost a completion and lien indemnity bond for such work. Upon the expiration or sooner termination of the term, Landlord may, at its sole option, require Tenant, at Tenant's sole cost and expense, to promptly remove any such alteration made by Tenant and designated by Landlord to be removed, repair any damage to the Premises caused by such removal and restore the Premises to their condition prior to Tenant's alteration. Any moveable furniture and equipment or trade fixtures remaining on the Premises at the expiration or other termination of the term shall become the property of the Landlord; provided, however, in addition to all other remedies available to Landlord at law or in equity, Landlord may (i) require Tenant to remove same or (ii) remove same at Tenant's cost, and Tenant shall be liable to Landlord for all damages incurred by Landlord related thereto.

                  If during the term any alteration, addition or change of the Premises is required by law, regulation, ordinance or order of any public authority, Tenant, at its sole cost and expense, shall promptly make the same. If during the term any alterations, additions or changes to the Common Area or to the Project or building in which the Premises is located is required by law, regulation, ordinance or order of any public or quasi-public authority, and, in Landlord's judgment, it is impracticable for the tenants of the Project to individually make such alterations, additions or changes, Landlord shall make such alterations, additions or changes and the cost thereof shall be a direct expenses charge and Tenant shall pay its percentage share of said costs to Landlord as provided in paragraphs 4 and 5.

         9.       REPAIR AND MAINTENANCE

                  Subject to paragraph 16, Landlord shall maintain and keep in good repair the Common Area and the mechanical, electrical, plumbing and sewage systems, windows, window frames, plate glass, glazing, elevators, gutters and downspouts, the roof, exterior walls, structural elements and the heating, ventilating and air conditioning systems (excepting special air conditioning of Tenant's computer room(s) as set forth below) of the Premises and the Project; provided, however, that Landlord shall not be required to perform repairs made necessary by the negligence or abuse of such improvements or property by Tenant or its employees, agents, subtenants or permitees. The cost of all maintenance and repairs made by Landlord pursuant to this paragraph 9, including without limitation maintenance contracts and supplies, materials, equipment and tools used in such repairs and maintenance, shall be direct expenses and Tenant shall pay its percentage share of such costs to Landlord as provided in paragraphs 4 and 5.

                  By entry hereunder Tenant accepts the Premises as being in good and sanitary order, condition and repair (excepting only punchlist items). Subject to paragraphs 16 and 21, and excepting repairs and maintenance required by this paragraph 9 to be made by Landlord, Tenant at its cost shall keep the Premises and every part thereof in good and sanitary order, condition and repair and Tenant shall be solely responsible for the cost and maintenance of, and electricity supplied to, any special air conditioning for Tenant's computer facilities. Further, Tenant shall repair (or, at the option of Landlord, reimburse Landlord if Landlord elects to repair) damage to improvements or other property located on or about the Project where such repairs are made necessary by the negligence of or abuse of such improvement or other property by Tenant or its employees, agents, subtenants or permitees. Tenant waives all rights and benefits under California Civil Code Sections 1932(1), 1941, and 1942 and under any similar law, statute or ordinance now or hereafter in effect.

         10.      LIENS

                  Tenant shall keep the Premises and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant, its agents, employees or contractors. Upon Tenant's receipt of a preliminary twenty (20) day notice filed by a claimant pursuant to California Civil Code Section 3097, Tenant shall immediately provide Landlord with a copy of such notice. Should any lien be recorded against the Project, Tenant shall give immediate notice of such lien to Landlord. In the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such, and all expenses (including attorneys' fees) incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the rate of eighteen percent (18%) per annum or the maximum rate permitted by law, whichever is less. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord, the Premises and the Project and any other party having an interest therein, from mechanics' and materialmen's liens and like liens. Tenant shall give Landlord at least fifteen (15) days' prior notice of the date of commencement of any construction on the Premises in order to permit the posting of such notices. In the event Tenant is required to post an improvement bond with a public agency in connection with any work performed by Tenant on or to the Premises, Tenant shall include Landlord as an additional obligee.

         11.      INSURANCE

                  Tenant, at its sole cost and expense, shall keep in force during the term (i) commercial general liability and property damage insurance with a combined single limit of at least $2,000,000 per occurrence insuring against personal or bodily injury to or death of persons occurring in, on or about the Premises or Project and any and all liability of the insureds with respect to the Premises or arising out of Tenant's maintenance, use or occupancy of the Premises and all areas appurtenant thereto, (ii) direct physical loss-special insurance covering the leasehold improvements in the Premises and all of Tenant's equipment, trade fixtures, appliances, furniture, furnishings, and personal property from time to time located in, on or about the Premises, with coverage in the amount of the full replacement cost thereof, and (iii) Worker's Compensation Insurance as required by law, together with employer's liability coverage with a limit of not less than $1,000,000 for bodily injury for each accident and for bodily injury by disease for each employee. Tenant's commercial general liability and property damage insurance and Tenant's Workers Compensation Insurance shall be endorsed to provide that said insurance shall not be cancelled or reduced except upon at least thirty (30) days prior written notice to Landlord. Further, Tenant's commercial general liability and property damage insurance shall be primary and shall be endorsed to provide that Landlord and McCandless Management Corporation (or other property management company designated by Landlord) and their respective partners, officers, directors and employees and such other persons or entities as directed from time to time by Landlord shall be named as additional insureds for all liability using ISO Bureau Form CG20111185 (or a successor form) or such other endorsement form reasonably acceptable to Landlord; shall contain a severability of interest clause and a cross-liability endorsement; shall be endorsed to provide that the limits and aggregates apply per location using ISO Bureau Form CG25041185 (or a successor form) or such other endorsement form reasonably acceptable to Landlord; and shall be issued by an insurance company admitted to transact business in the State of California and rated A+VIII or better in Best's Insurance Reports (or successor report). The deductibles for all insurance required to be maintained by Tenant hereunder shall be satisfactory to Landlord. The commercial general liability insurance carried by Tenant shall specifically insure the performance by Tenant of the indemnification provisions set forth in paragraph 17 of this lease provided, however, nothing contained in this paragraph 11 shall be construed to limit the liability of Tenant under the indemnification provisions set forth in said paragraph 17. If Landlord or any of the additional insureds named on any of Tenant's insurance, have other insurance which is applicable to the covered loss on a contributing, excess or contingent basis, the amount of the Tenant's insurance company's liability under the policy of insurance maintained by Tenant shall not be reduced by the existence of such other insurance. Any insurance carried by Landlord or any of the additional insureds named on Tenant's insurance policies shall be excess and non-contributing with the insurance so provided by Tenant.

                  Tenant shall, prior to the commencement of the term and at least thirty (30) days prior to any renewal date of any insurance policies required to be maintained by Tenant pursuant to this paragraph, provide Landlord with a completed Certificate of

Insurance, using a form acceptable in Landlord's reasonable judgement, attaching thereto copies of all endorsements required to be provided by Tenant under this lease. Tenant agrees to increase the coverage or otherwise comply with changes in connection with said commercial general liability, property damage, direct physical loss and Worker's Compensation Insurance as Landlord or Landlord's lender may from time to time require.

                  Landlord shall obtain and keep in force a policy or policies of insurance covering loss or damage to the Premises and Project, in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risk" insurance, with increased cost of reconstruction and contingent liability (including demolition), plus a policy of rental income insurance in the amount of one hundred percent (100%) of twelve (12) months' rent (including sums paid as additional rent) and such other insurance as Landlord or Landlord's lender may from time to time require. Landlord may, but shall not be obligated to, obtain flood and/or earthquake insurance. Landlord shall have no liability to Tenant if Landlord elects not to obtain flood and/or earthquake insurance. The cost of all such insurance purchased by Landlord, plus any charges for deferred payment of premiums and the amount of any deductible incurred upon any covered loss within the Project, shall be direct expenses and Tenant shall pay to Landlord its percentage share of such costs as provided in paragraphs 4(b) and 5(b). If the cost of insurance is increased due to Tenant's use of the Premises, then Tenant shall pay to Landlord upon demand the full cost of such increase.

                  Landlord and Tenant hereby mutually waive any and all rights of recovery against one another for real or personal property loss or damage occurring to the Premises or the Project, or any part thereof, or to any personal property therein, from perils insured against under fire and extended insurance and any other property insurance policies existing for the benefit of the respective parties so long as such insurance permits waiver of liability and contains a waiver of subrogation without additional premiums.

                  If Tenant does not take out and maintain insurance as required pursuant to this paragraph 11, Landlord may, but shall not be obligated to, take out the necessary insurance and pay the premium therefor, and Tenant shall repay to Landlord promptly on demand, as additional rent, the amount so paid. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional rent, any and all reasonable expenses (including attorney fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and damages of Landlord shall not be limited to the amount of the premiums thereon.

         12.      UTILITIES AND SERVICE

                  Landlord shall furnish to the Premises and to the Project, during reasonable hours of generally recognized business days, to be determined by Landlord, and subject to the rules and regulations of the Project, reasonable quantities of water, gas and electricity suitable for the intended use of the Premises and the Project, heat and air conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises and the Project, refuse collection and janitorial services. Heating and air conditioning shall be made available to the Premises at all times, provided that Tenant shall be charged the reasonable cost for providing such service after normal business hours as reasonably determined by Landlord, which cost is currently $35 per hour and such charges shall be deemed additional rent hereunder and due and payable upon demand. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning systems. The cost of all utilities and services furnished by Landlord to the Premises and to the Project shall be direct expenses and Tenant shall pay its percentage share of such costs to Landlord as provided in paragraphs 4 and 5.

                  Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of rent by reason of, Landlord's failure to furnish any of the foregoing services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental moratoriums, regulations or other governmental actions, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. In addition, Tenant shall not be relieved from the performance of any covenant or agreement in this lease because of any such failure, and no eviction of Tenant shall result from such failure.

                  Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises (including, without limitation, electronic data processing machines, punch card machines or machines using current in excess of 110 volts) which will in any way increase the amount of electricity, water or air conditioning usually furnished or supplied to premises in the Project being used as general office space, or connect with electric current (except through existing electrical outlets in the Premises) or with water pipes any apparatus or device for the purpose of using electric current or water. If Tenant shall require water or electric current in excess of that usually furnished or supplied to premises in the Project being used as general office space, then Tenant shall first obtain the written consent of Landlord, which consent shall not be unreasonably withheld, and Tenant shall pay to Landlord promptly on demand, as additional rent, the full cost of such excess use. Landlord may cause an electric current or water meter to be installed in the Premises in order to measure the amount of electric current or water consumed for any such excess use. The cost of any such meter and of the installation, maintenance and repair thereof, and all charges for such excess water and electric current consumed (as shown by meters and at the rates then charged by the furnishing public utility) plus any additional expense incurred by Landlord in keeping account of electric current or water so consumed, shall be paid by Tenant, and Tenant agrees to pay Landlord therefor promptly upon demand by Landlord. Whenever heat generating machines or equipment are used in the Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord as additional rent.

                  Landlord acknowledges that Tenant will operate a modest Server Facility that will be run on a 24 hour, 7 day per week basis and any alterations required to be made to the Premises in connection with such facility shall be subject to Landlord's consent and the requirements of paragraph 8 of this lease. HVAC to the Server Facility will be supplementary. Tenant shall be solely responsible for all maintenance and repair costs related to the Server Facility and any equipment installed therein. Tenant shall pay to Landlord the reasonable cost of the excess electricity used for the Server Facility as reasonably determined by Landlord.

         13.      TAXES AND OTHER CHARGES

                  All real estate taxes and assessments and other taxes, fees and charges of every kind or nature, foreseen or unforeseen, which are levied, assessed or imposed upon Landlord and/ or against the Premises, building, Common Area or Project or any part thereof by any federal, state, county, regional, municipal or other governmental or quasi-governmental or special district authority, together with any increases therein whether resulting from increased rate and/or valuation, shall be a direct expense and Tenant shall pay its percentage share of such costs to Landlord as provided in paragraphs 4 and 5. By way of illustration and not limitation, "other taxes, fees and charges" as used herein include any and all taxes payable by Landlord (other than state and federal personal or corporate income taxes measured by the net income of Landlord from all sources, premium taxes and Landlord's franchise, estate, inheritance and gift taxes), whether or not now customary or within the contemplation of the parties hereto, (i) upon, allocable to, or measured by the rent payable hereunder, including, without limitation, any gross income or excise tax levied by the local, state or federal government with respect to the receipt of such rent, (ii) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any part thereof, (iii) upon or measured by the value of Tenant's personal property or leasehold improvements located in the Premises, (iv) upon this transaction or any document to which Tenant is a party creating or transferring an interest or estate in the Premises, (v) upon or with respect to vehicles, parking or the number of persons employed on or about the Project, and (vi) any tax, license, franchise fee or other imposition upon Landlord which is otherwise measured by or based in whole or in part upon the Project or any portion thereof. If Landlord contests any such tax, fee or charge, the cost and expense incurred by Landlord thereby (including, but not limited to, costs of attorneys and experts) shall also be direct expenses and Tenant shall pay its percentage share of such costs to Landlord as provided in paragraphs 4 and 5. In the event the Premises and any improvements installed therein by Tenant or Landlord are valued by the assessor disproportionately higher than those of other tenants in the building or Project or in the event alterations or improvements are made to the Premises, Tenant's percentage share of such taxes, assessments, fees and/or charges shall be readjusted upward accordingly and Tenant agrees to pay such readjusted share. Such determination shall be made by Landlord from the respective valuations assigned in the assessor's work sheet or such other information as may be reasonably available and Landlord's determination thereof shall be conclusive.

                  Tenant agrees to pay, before delinquency, any and all taxes levied or assessed during the term hereof upon Tenant's equipment, furniture, fixtures and other personal property located in the Premises, including carpeting and other property installed by Tenant notwithstanding that such carpeting or other property has become a part of the Premises. If any of Tenant's personal property shall be assessed with the Project, Tenant shall pay to Landlord, as additional rent, the amounts attributable to Tenant's personal property within ten (10) days after receipt of a written statement from Landlord setting forth the amount of such taxes, assessments and public charges attributable to Tenant's personal property.

         14.      ENTRY BY LANDLORD

                  Landlord reserves, and shall at all reasonable times have, the right to enter the Premises (i) to inspect the Premises, (ii) to supply services to be provided by Landlord hereunder, (iii) to show the Premises to prospective purchasers, lenders or tenants and to put 'for sale' or 'for lease' signs thereon, (iv) to post notices required or allowed by this lease or by law, (v) to alter, improve or repair the Premises and any portion of the Project, and (vi) to erect scaffolding and other necessary structures in or through the Premises or the Project where reasonably required by the character of the work to be performed. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising from Landlord's entry and acts pursuant to this paragraph 14 and Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this paragraph 14. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, on and about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry by Landlord to the Premises pursuant to this paragraph 14 shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

         15.      COMMON AREA; PARKING

                  Subject to the terms and conditions of this lease and such rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees and invitees shall, in common with other occupants of the Project, and their respective employees and invitees and others entitled to the use thereof, have the nonexclusive right to use those areas of the Common Area designated by Landlord for the general use and convenience of the occupants of the Project (which areas and facilities shall include, but not be limited to, common lobbies, corridors, restrooms and showers; telephone, electrical, janitorial and mechanical rooms; elevators, stairwells, vertical duct shafts; sidewalks; parking, refuse, landscape and plaza areas; roofs; building exteriors; electrical, mechanical, plumbing and HVAC systems; and storage areas), which areas and facilities are referred to herein as "Common Area". This right shall terminate upon the termination of this lease.

                  Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of the Common Area. Landlord shall also have the right at any time to change the name, number or designation by which the Project is commonly known. Landlord further reserves the right to promulgate such rules and regulations relating to the use of the Common Area, and any part thereof, as Landlord may deem appropriate for the best interests of the occupants of the Project. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant and Tenant shall abide by them and cooperate in their observance. Such rules and regulations may be amended by Landlord from time to time, with or without advance notice.

                  Tenant shall have the nonexclusive use of one hundred five
(105) parking spaces in the Common Area as designated from time to time by Landlord. Landlord reserves the right at its sole option to assign and label parking spaces, but it is specifically agreed that Landlord is not responsible for policing any such parking spaces. Tenant shall not at any time park or permit the parking of Tenant's trucks or other vehicles, or the trucks or other vehicles of others, adjacent to loading areas so as to interfere in any way with the use of such areas; nor shall Tenant at any time park or permit the parking of Tenant's vehicles or trucks, or the vehicles or trucks of Tenant's suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not park or permit any inoperative vehicle or equipment to be parked on any portion of the Common Area.

                  Landlord shall operate, manage and maintain the Common Area. The manner in which the Common Area shall be operated, managed and maintained and the expenditures for such operation, management and maintenance shall be at the sole discretion of Landlord. The cost of such maintenance, operation and management of the Common Area, together with the costs of security and exterminator services and salaries and employee benefits (including union benefits) of on-site and accounting personnel engaged in such maintenance and operations management, shall be a direct expense and Tenant shall pay to Landlord its percentage share of such costs as provided in paragraphs 4 and 5.

         16.      DAMAGE BY FIRE; CASUALTY

                  In the event the Premises are damaged by any casualty which is covered under an insurance policy required to be maintained by Landlord pursuant to paragraph

11, Landlord shall be entitled to the use of all insurance proceeds and shall repair such damage as soon as reasonably possible and this lease shall continue in full force and effect.

                  In the event the Premises are damaged by any casualty not covered under an insurance policy required to be maintained pursuant to paragraph 11, Landlord may, at Landlord's option, either (i) repair such damage, at Landlord's expense, as soon as reasonably possible, in which event this lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damages of Landlord's intention to cancel and terminate this lease as of the date of the occurrence of the damages; provided, however, that if such damage is caused by an act or omission of Tenant or its agent, servants or employees, then Tenant shall repair such damage promptly at its sole cost and expense. In the event Landlord elects to terminate this lease pursuant hereto, Tenant shall have the right within ten (10) days after receipt of the required notice to notify Landlord in writing of Tenant's intention to repair such damage at Tenant's expense, without reimbursement from Landlord, in which event this lease shall continue in full force and effect and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within the ten (10) day period, this lease shall be cancelled and terminated as of the date of the occurrence of such damage. Under no circumstances shall Landlord be required to repair any injury or damage to (by fire or other cause), or to make any restoration or replacement of, any of Tenant's personal property, trade fixtures or property leased from third parties, whether or not the same is attached to the Premises.

                  If the Premises are totally destroyed during the term from any cause (including any destruction required by any authorized public authority), whether or not covered by the insurance required under paragraph 11, this lease shall automatically terminate as of the date of such total destruction; provided, however, that if the Premises can reasonably and lawfully be repaired or restored within twelve (12) months of the date of destruction to substantially the condition existing prior to such destruction and if the proceeds of the insurance payable to the Landlord by reason of such destruction are sufficient to pay the cost of such repair or restoration, then the said insurance proceeds shall be so applied, Landlord shall promptly repair and restore the Premises and this lease shall continue, without interruption, in full force and effect. If the Premises are totally destroyed during the last twelve (12) months of the term, Landlord may at Landlord's option cancel and terminate this lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the occurrence of such damage.

                  If the Premises are partially or totally destroyed or damaged and Landlord or Tenant repair them pursuant to this lease, the rent payable hereunder for the period during which such damage and repair continues shall be abated only to the extent that Landlord received proceeds from any policy of rental income insurance. Tenant shall have no claim against Landlord for any damage, loss or expense suffered by reason of any such damage, destruction, repair or restoration. The parties waive the provisions of

California Civil Code Sections 1932(2) and 1933(4) (which provisions permit the termination of a lease upon destruction of the leased premises), and hereby agree that the provisions of this paragraph 16 shall govern in the event of such destruction.

         17.      INDEMNIFICATION

                  Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Project by or from any cause whatsoever except the failure of Landlord to perform its obligations under this lease where such failure has persisted for an unreasonable period of time after notice of such failure. Without limiting the foregoing, Landlord shall not be liable to Tenant for any injury to or death of any person or damages to or destruction of property by reason of, or arising from, any latent defect in the Premises or Project or the act or negligence of any other tenant of the Project. Tenant shall immediately notify Landlord of any defect in the Premises or Project.

                  Except as to injury to persons or damage to property the principal cause of which is the failure by Landlord to observe any of the terms and conditions of this lease, Tenant shall hold Landlord harmless from and indemnify and defend Landlord against any claim, liability, loss, damage or expense (including attorney fees) arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises from any cause whatsoever or on account of the use, condition, occupational safety or occupancy of the Premises. Tenant shall further hold Landlord harmless from and indemnify and defend Landlord against any claim, liability, loss, damage or expense (including attorney fees) arising (i) from Tenant's use of the Premises or from the conduct of its business or from any activity or work done, permitted or suffered by Tenant or its agents or employees in or about the Premises or Project, (ii) out of the failure of Tenant to observe or comply with Tenant's obligation to observe and comply with laws or other requirements as set forth in paragraph 7, (iii) by reason of Tenant's use, handling, storage, or disposal of toxic or hazardous materials or waste, (iv) by reason of any labor or service performed for, or materials used by or furnished to, Tenant or any contractor engaged by Tenant with respect to the Premises, or (v) from any other act, neglect, fault or omission of Tenant or its agents or employees.

                  The provisions of this paragraph 17 shall survive the expiration or earlier termination of this lease.

         18.      ASSIGNMENT AND SUBLETTING

                  Tenant shall not voluntarily assign, encumber or otherwise transfer its interest in this lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld, and otherwise complying with the requirements of this paragraph 18. Any assignment, encumbrance or sublease without Landlord's consent, shall constitute a default. The proposed assignee or subtenant is referred to herein as the "Transferee". Reasonable grounds for denying consent to a proposed assignment or sublet include, without limitation, any of the following:

                  (a) Transferee's character, reputation, credit history, or business is not consistent with the character or quality of the Project;

                  (b) Transferee would be a significantly less prestigious occupant of the Project than Tenant;

                  (c) Transferee is either a government agency or an instrumentality of one;

                  (d) Transferee's intended use of the Premises is inconsistent with the permitted use specified in this lease or will materially and adversely affect Landlord's interest;

                  (e) Transferee's financial condition is or may be inadequate to support the lease obligations of Transferee under the assignment or sublease;

                  (f) The assignment or sublet would cause Landlord to violate another lease or agreement to which Landlord is a party or would give another tenant in the Project the right to cancel its lease;

                  (g) Transferee occupies space in the Project and such space is not contiguous to the Premises, is negotiating with Landlord to lease space in the Project, or has negotiated with Landlord during the six
(6) months immediately preceding notice of the proposed assignment or sublet to Landlord;

                  (h) Transferee does not intend to occupy the entire Premises and conduct business there for a substantial portion of the term of the assignment or sublease; or

                  (i) The rent charged by Tenant to Transferee during the term of the assignment or sublet, using a present-value analysis, is less than ninety-five percent (95%) of the rent then being quoted by Landlord for comparable space in the Project for a comparable term, using a present-value analysis.

                  If Tenant desires to sublet or assign all or any portion of the Premises, Tenant shall give Landlord written notice ("Transfer Notice") thereof, specifying the projected commencement date of the proposed sublet or assignment (which date shall be not less than thirty (30) days or more than ninety (90) days after the date of Landlord's receipt of such notice), the portions of the Premises proposed to be sublet or assigned (the "Subject Space"), a description of any planned alterations or improvements to the Subject Space, the terms and conditions of the proposed assignment or sublease (including the rent to be paid by the Transferee and any and all other consideration to be given by the Transferee), the name, address and telephone number of the Transferee, and a detailed calculation of the Transfer Premium (certified by Tenant's chief financial officer) to be paid as provided below. Tenant shall further provide Landlord with such other information concerning the Transferee as requested by Landlord. Landlord shall have the right to communicate with the Transferee to discuss the terms of the proposed assignment or sublet, to discuss and negotiate, if Landlord desires, the terms of a direct lease between Landlord and Transferee, or any other matter and to enter into a direct lease agreement with Transferee as provided below and failure of Transferee to meet with Landlord and to negotiate in good faith the terms of a direct lease with Landlord shall constitute grounds for Landlord's refusal to consent to the proposed assignment or sublet. For a period of thirty (30) days after Landlord's receipt of the Transfer Notice, Landlord shall have the option ("Landlord's Recapture Right"), exercisable by delivering written notice to Tenant, to terminate this lease for the Subject Space or for the entire Premises as of the date specified in Landlord's written notice to Tenant, which date shall not be less than thirty (30) days nor more than ninety (90) days after the date of Landlord's written notice to Tenant; provided, however, Landlord's Recapture Right shall not apply to subleases which (i) are for space located entirely within the area designated as the "Sublease Recapture Exemption Space" as shown on Exhibit D attached hereto and (ii) have a term which expires on or before the last day of the third lease year. If Landlord exercises its option to terminate this lease as provided in the foregoing sentence, Landlord may, if it so elects, enter into a new lease for the Premises or any portion thereof with the Transferee or any other third party on such terms as Landlord and the Transferee or other third party may agree; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such termination and reletting. If Landlord exercises its option to terminate this lease with respect to the Subject Space only (i.e., less than the entire Premises), then Tenant shall continue to be obligated under this lease as to the remaining space (i.e., the Premises less the Subject Space) and basic rent and direct expenses payable by Tenant under this lease shall be adjusted as follows: (i) the basic rent amount(s) specified in paragraphs 4(a) and 5(a) of this lease shall be multiplied by a fraction, the numerator of which is the square feet of the Premises retained by Tenant after Landlord's recapture of the Subject Space and the denominator of which is the total square feet of the Premises before Landlord's recapture; (ii) Tenant's proportionate share of direct expenses as provided in paragraph 5(b) of this lease shall be reduced to reflect Tenant's proportionate share based on the square feet of the Premises retained by Tenant after Landlord's recapture. This lease as so amended shall continue thereafter in full force and effect. Either party may require written confirmation of the amendments to this lease necessitated by Landlord's recapture of the Subject Space. If Landlord recaptures the Subject Space, Landlord shall, at Landlord's sole expense, construct any partitions required to segregate the Subject Space from the remaining Premises retained by Tenant. Tenant shall, however, pay for painting, covering, or otherwise decorating the surfaces of the partitions facing the remaining Premises retained by Tenant.

                  If Landlord does not elect to terminate this lease as provided hereinabove in this paragraph 18 and if Landlord consents in writing to the proposed assignment or sublet, Tenant shall be free to assign or sublet all or a portion of the Premises subject to the following conditions:
(i) any assignment or sublease shall be on the same terms set forth in the Transfer Notice given to Landlord; (ii) no assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Subject Space until an executed counterpart of such assignment or sublease has been delivered to Landlord; (iii) no assignee or subtenant shall have a further right to assign or sublet; (iv) any sums or other consideration payable by Transferee to Tenant as a result of or in connection with such assignment or sublet (except rental or other payments received which are attributable to the amortization over the term of this lease of (a) the cost of leasehold improvements constructed by Tenant for such assignee or subtenant, excluding the initial tenant improvements to be constructed in the Premises pursuant to the terms of this lease, if any, and (b) broker fees paid by Tenant in connection therewith) whether denominated rentals or otherwise, which exceed, in the aggregate, the basic rent and direct expenses which Tenant is obligated to pay Landlord under this lease during the term of such assignment or sublease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease), shall be payable to Landlord monthly as additional rent under this lease without affecting or reducing any other obligation of Tenant hereunder (such amounts are referred to herein as the "Transfer Premium"); (v) no assignment or sublet shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder; and (vi) any assignee or subtenant must expressly agree to assume and perform all of the covenants and conditions of Tenant under this lease. Tenant shall pay to Landlord promptly upon demand as additional rent, Landlord's actual attorneys' fees and other costs incurred for reviewing, processing or documenting any requested assignment or sublease, whether or not Landlord's consent is granted. Tenant shall not be entitled to assign this lease or sublease all or any part of the Premises (and any attempt to do so shall be voidable by Landlord) during any period in which Tenant is in default under this lease.

                  If Tenant is a partnership, a withdrawal or change, voluntary or involuntary or by operation of law, of any general partner or the dissolution of the partnership shall be deemed an assignment of this lease subject to all the conditions of this paragraph 18. If Tenant is a corporation any dissolution, merger, consolidation or other reorganization of Tenant or the sale or other transfer of a controlling percentage of the capital stock of Tenant or the sale of more than fifty percent (50%) of the value of Tenant's assets shall be an assignment of this lease subject to all the conditions of this paragraph 18. The term "controlling percentage" means the ownership of, and the right to vote, stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote. This subparagraph of this paragraph 18 shall not apply if Tenant is a corporation the stock of which is traded on the New York Stock Exchange, the American Stock Exchange or NASDAQ.

                  The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or sublet shall not be deemed consent to any subsequent assignment or sublet. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or sublets of this lease or amendments or modifications to this lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this lease.

                  No interest of Tenant in this lease shall be assignable by operation of law (including, without limitation, the transfer of this lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (i) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors or institutes a proceeding under the Bankruptcy Act in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; (ii) if a writ of attachment or execution is levied on this lease; or (iii) if, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this lease, in which case this lease shall not be treated as an asset of Tenant.

                  Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this lease, all rent or other consideration from any assignment or subletting of all or a part of the Premises as permitted by this lease, and Landlord, as assignee and as attorney-in-fact for Tenant, or a receiver of Tenant appointed on Landlord's application, may collect such rent or other consideration and apply it toward Tenant's obligations under this lease and any Transferee agrees to make such payments directly to Landlord upon Landlord's written request; provided that, until the occurrence of a default by Tenant, Tenant shall have the right to collect such rent, subject to promptly forwarding to Landlord any portion thereof to which Landlord is entitled pursuant to this paragraph 18.

         19.      DEFAULT

                  The occurrence of any of the following shall constitute a default by Tenant: (i) failure of Tenant to pay any rent or other sum payable hereunder within five (5) days after the date that such payment becomes due;
(ii) abandonment of the Premises (Tenant's failure to occupy and conduct business in the Premises for fourteen (14) consecutive days and Tenant is otherwise in default under (i) above shall be deemed an abandonment); (iii) failure of Tenant to deliver to Landlord any instrument, assurance, financial statement, subordination agreement or certificate of estoppel required under this Lease within the time period specified for such performance if the failure continues for five (5) days after written notice of the failure from Landlord to Tenant; or (iv) failure of Tenant to perform any other obligation under this lease if the failure to perform is not cured within fifteen (15) days after written notice thereof has been given to Tenant, except in the case of an emergency or dangerous condition, in which case Tenant's time to perform shall be that time period which is reasonable under the circumstances, but not more than fifteen (15) days. The notice referred to in clauses (iii) and (iv) above shall specify the obligations Tenant has failed to perform. No notice shall be deemed a forfeiture or termination of this lease unless Landlord so elects in the notice. No notice shall be required in the event of abandonment or vacation of the Premises.

                  In addition to the above, the occurrence of any of the following events shall also constitute a default by Tenant: (i) Tenant fails to pay its debts as they become due or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors (for purposes of determining whether Tenant is not paying its debts as they become due, a debt shall be deemed overdue upon the earliest to occur of the following: thirty (30) days from the date a statement therefor has been rendered; the date on which any action or proceeding therefor is commenced; or the date on which a formal notice of default or demand has been sent); (ii) Tenant fails to furnish to Landlord a schedule of Tenant's aged accounts payable within ten (10) days after Landlord's written request; (iii) any financial statements given to Landlord by Tenant, any assignee of Tenant, subtenant of Tenant, any guarantor of Tenant, or successor in interest of Tenant (including, without limitation, any schedule of Tenant's aged accounts payable) are materially false; or (iv) any financial statement or other financial information furnished by Tenant pursuant to the provisions of this lease or at the request of Landlord evidences that either Tenant's net worth or its net assets are at least twenty-five percent (25%) less than the net worth or net assets shown in either the immediately prior financial statement or the financial statement of Tenant furnished at the time of execution of this lease, and Tenant fails to furnish promptly to Landlord, after notice from Landlord to Tenant, an additional security deposit in cash equivalent to the aggregate of the basic rent and direct expenses (without regard to any rent abatement) payable hereunder for the twelve (12) full calendar months immediately preceding such notice. At any time during the term of this lease Landlord, at Landlord's option, shall have the right to receive from Tenant, upon Landlord's request, a current annual balance sheet for Landlord's review. If the balance sheet shows a negative net worth, Landlord may terminate this lease by giving Tenant sixty (60) days prior written notice.

                  In the event of a default by Tenant, then Landlord, in addition to any other rights and remedies of Landlord at law or in equity, shall have the right either to terminate Tenant's right to possession of the Premises (and thereby terminate this lease) or, from time to time and without termination of this lease to relet the Premises or any part thereof for the account and in the name of Tenant for such term and on such terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises.

                  Should Landlord elect to keep this lease in full force and effect, Landlord shall have the right to enforce all of Landlord's rights and remedies under this lease, including but not limited to the right to recover and to relet the Premises and such other rights and remedies as Landlord may have under California Civil Code Section 1951.4, which Section provides that the landlord may continue the Lease in effect after the tenant's breach and abandonment and recover rent as it becomes due, when the tenant has the right to sublet or assign, subject only to reasonable limitations (or successor Code section) or any other California statute. If Landlord relets the Premises, then Tenant shall pay to Landlord, as soon as ascertained, the costs and expenses incurred by Landlord in such reletting and in making alterations and repairs. Rentals received by Landlord from such reletting shall be applied (i) to the payment of any indebtedness due hereunder, other than basic rent and direct expenses, from Tenant to Landlord, (ii) to the payment of the cost of any repairs necessary to return the Premises to good condition normal wear and tear excepted, including the cost of alterations and the cost of storing any of Tenant's property left on the Premises at the time of reletting, and (iii) to the payment of basic rent or direct expenses due and unpaid hereunder. The residue, if any, shall be held by Landlord and applied in payment of future rent or damages in the event of termination as the same may become due and payable hereunder and the balance, if any at the end of the term of this lease, shall be paid to Tenant. Should the basic rent and direct expenses received from time to time from such reletting during any month be less than that agreed to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reletting of the Premises by Landlord shall be construed as election on its part to terminate this lease unless a written notice of such intention if given to Tenant or unless the termination hereof is decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this lease for such previous breach, provided it has not been cured.

                  Should Landlord at any time terminate this lease for any breach, in addition to any other remedy it may have, it shall have the immediate right of entry and may remove all persons and property from the Premises and shall have all the rights and remedies of a landlord provided by California Civil Code Section 1951.2 or any successor code section. Upon such termination, in addition to all its other rights and remedies, Landlord shall be entitled to recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises and including (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this lease or which in the ordinary course of events would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (i) and (ii) above is computed by allowing interest at the rate of twelve percent (12%) per annum. The "worth at the time of award" of the amount referred to in (iii) above shall be computed by discounting such amount at the discount rate of the federal reserve bank of San Francisco at the time of award plus one percent (1%). Tenant waives the provisions of
Section 1179 of the California Code of Civil Procedure (which Section allows Tenant to petition a court of competent jurisdiction for relief against forfeiture of this lease). Property removed from the Premises may be stored in a public or private warehouse or elsewhere at the sole cost and expense of Tenant. In the event that Tenant shall not immediately pay the cost of storage of such property after the same has been stored for a period of thirty (30) days or more, Landlord may sell any or all thereof at a public or private sale in such manner and at such times and places that Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant.


         20.      LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT

                  Landlord, at any time after Tenant commits a default, may, but shall not be obligated to, cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord and shall bear interest at the rate of twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less, from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. Amounts due Landlord hereunder shall be additional rent.

         21.      EMINENT DOMAIN

                  If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payments, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance. Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this lease. Notwithstanding the foregoing, Tenant shall be entitled to any compensation for depreciation to and cost of removal of Tenant's equipment and fixtures and any compensation for its relocation expenses necessitated by such taking, but in each case only to the extent the condemning authority makes a separate award therefor or specifically identifies a portion of the award as being therefor. Each party waives the provisions of Section 1265.130 of the California Code of Civil Procedure (which section allows either party to petition the Superior Court to terminate this lease in the event of a partial taking of the Premises).

                  If any action or proceeding is commenced for such taking of the Premises or any portion thereof or of any other space in the Project, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the premises or any portion thereof or of any other space in the Project, and Landlord shall decide to discontinue the use and operation of the Project or decide to demolish, alter or rebuild the Project, then Landlord shall have the right to terminate this lease by giving Tenant written notice thereof within sixty (60) days of the earlier of the date of Landlord's receipt of such notice of intention to condemn or the commencement of said action or proceeding. Such termination shall be effective as of the last day of the calendar month next following the month in which such notice is given or the date on which title shall vest in the condemnor, whichever occurs first.

                  In the event of a partial taking, or conveyance in lieu thereof, of the Premises and fifty percent (50%) or more of the number of square feet in the Premises are taken then Tenant may terminate this lease. Any election by Tenant to so terminate shall be by written notice given to Landlord within sixty (60) days from the date of such taking or conveyance and shall be effective on the last day of the calendar month next following the month in which such notice is given or the date on which title shall vest in the condemnor, whichever occurs first.

                  If a portion of the Premises is taken by power of eminent domain or conveyance in lieu thereof and neither Landlord nor Tenant terminates this lease as provided above, then this lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed and all payments of rent shall be apportioned as of the date of such taking or conveyance so that thereafter the amounts to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken bears to the total area of the Premises prior to such taking.

         22.      NOTICE AND COVENANT TO SURRENDER

                  On the last day of the term or on the effective date of any earlier termination, Tenant shall surrender to Landlord the Premises in its condition existing as of the commencement of the term and, except as otherwise provided by Landlord pursuant to the terms of paragraph 8 of this lease, all of the improvements and alterations made to the Premises in their condition existing as of the date of completion of construction and/or installation (normal wear and tear excepted), with all originally painted interior walls washed or repainted if marked or damaged, interior vinyl covered walls cleaned and repaired or replaced if marked or damaged, all carpets shampooed and cleaned, and all floors cleaned and waxed; all to the reasonable satisfaction of Landlord. On or prior to the last day of the term or the effective date of any earlier termination, Tenant shall remove all of Tenant's personal property and trade fixtures, together with improvements or alterations that Tenant is obligated to remove pursuant to the provisions of paragraph 8 of this lease, from the Premises, and all such property not removed shall be deemed abandoned. In addition, on or prior to the expiration or earlier termination of this lease, Tenant shall remove, at Tenant's sole cost and expense, all telephone, other communication, computer and any other cabling and wiring or any sort installed in the space above the suspended ceiling of the Premises or anywhere else in the Premises and shall promptly repair any damage to the suspended ceiling, lights, light fixtures, walls and any other part of the Premises resulting from such removal.

                  If the Premises are not surrendered as required in this paragraph 22, Tenant shall indemnify Landlord against all loss, liability and expense (including, but not limited to, attorney fees) resulting from the failure by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenants. It is agreed between Landlord and Tenant that the provisions of this paragraph 22 shall survive termination of this lease.

         23.      TENANT'S QUITCLAIM

                  At the expiration or earlier termination of this lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required to remove the cloud or encumbrance created by this lease from the real property of which the Premises are a part. This obligation shall survive said expiration or termination.

         24.      HOLDING OVER

                  Any holding over after the expiration or termination of this lease with the written consent of Landlord shall be construed to be a tenancy from month-to-month at the monthly rent agreed upon by Landlord and Tenant, but in no event less than the monthly rent payable under this lease for the last lease month before the date of such expiration or termination. All provisions of this lease, except (i) as modified by the preceding sentence and (ii) those provisions pertaining to the term, expansion rights and any option to extend, shall apply to the month-to-month tenancy.

                  If Tenant shall retain possession of the Premises or any part thereof without Landlord's written consent following the expiration or sooner termination of this lease for any reason, then Tenant shall pay to Landlord as rent during the holdover period an amount equal to the greater of
(i) one hundred fifty percent (150%) of the amount of the monthly rent in effect during the last full lease month prior to the date of such expiration or termination or (ii) one hundred twenty-five percent (125%) of the fair market rental (as reasonably determined by Landlord) for the Premises. Tenant shall also indemnify and hold Landlord harmless from any loss, liability and expense (including, but not limited to, attorneys fees) resulting from delay by Tenant in surrendering the Premises, including without limitation any claims made by any succeeding tenant founded on such delay. Acceptance of rent by Landlord following expiration or termination shall not constitute a renewal of this lease, and nothing contained in this paragraph shall waive Landlord's right of re-entry or any other right. Tenant shall be only a tenant at sufferance, whether or not Landlord accepts any rent from Tenant, while Tenant is holding over without Landlord's written consent.

                  The provisions of this paragraph 24 are in addition to, and do not affect, Landlord's right of re-entry or other rights hereunder or provided by law. Nothing in this paragraph 24 shall be construed as implied consent by Landlord to any holding over by Tenant. Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease on expiration or other termination of this Lease. The provisions of this paragraph 24 shall not be considered to limit or constitute a waiver of any other rights or remedies of Landlord provided in this Lease or at law. The provisions of this paragraph 24 shall survive the expiration or early termination of this lease.

         25.      SUBORDINATION

                  In the event Landlord's title or leasehold interest is now or hereafter encumbered in order to secure a loan to Landlord, Tenant shall, at the request of Landlord or the lender, execute in writing an agreement subordinating its rights under this lease to the lien of such encumbrance, or, if so requested, agreeing that the lien of lender's encumbrance shall be or remain subject and subordinate to the rights of Tenant under this lease. Tenant hereby irrevocably appoints Landlord the attorney in fact of Tenant to execute, deliver and record any such instrument or instruments for and in the name and on behalf of Tenant. Notwithstanding any such subordination, Tenant's possession under this lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all amounts due hereunder and otherwise observe and perform all provisions of this lease. In addition, if in connection with any such loan the lender shall request reasonable modifications in this lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereof, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

         26.      CERTIFICATE OF ESTOPPEL

                  Each party shall, within five (5) calendar days after request therefor, execute and deliver to the other party, in recordable form, a certificate stating that the lease is unmodified and in full force and effect, or in full force and effect as modified and stating the modifications. The certificate shall also state the amount of the monthly rent, the date to which monthly rent has been paid in advance, the amount of the security deposit and/or prepaid monthly rent, and, if the request is made by Landlord, shall include such other items as Landlord or Landlord's lender may reasonably request. Failure to deliver such certificate within such time shall constitute a conclusive acknowledgment by the party failing to deliver the certificate that the lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. Any such certificate requested by Landlord may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or Project. Further, within five (5) calendar days following written request made from time to time by Landlord, Tenant shall furnish to Landlord current financial statements of Tenant.

         27.      SALE BY LANDLORD

                  In the event the original Landlord hereunder, or any successor owner of the Project or Premises, shall sell or convey the Project or Premises, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner and to look solely to such new owner for performance of any and all such liabilities and obligations.

         28.      ATTORNMENT TO LENDER OR THIRD PARTY

                  In the event the interest of Landlord in the land and buildings in which the Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by a lender or any other third party through judicial foreclosure or by exercise of a power of sale at private trustee's foreclosure sale, Tenant hereby agrees to release Landlord of any obligation arising on or after any such foreclosure sale and to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this lease.

         29.      DEFAULT BY LANDLORD

                  Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

                  If Landlord is in default of this lease, Tenant's sole remedy shall be to institute suit against Landlord in a court of competent jurisdiction, and Tenant shall have no right to offset any sums expended by Tenant as a result of Landlord's default against future rent and other sums due and payable pursuant to this lease. If Landlord is in default of this lease, and as a consequence Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Project of which the Premises are a part, and out of rent or other income from such real property receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Project of which the Premises are a part. Neither Landlord nor any of the partners comprising the partnership designated as Landlord shall be personally liable for any deficiency.

         30.      CONSTRUCTION CHANGES

                  It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such changes as Landlord or Landlord's architect determines to be desirable in the course of construction of the Premises and/or the improvements constructed or being constructed therein, and no such changes or any changes in plans for any other portions of the Project, shall affect this lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

         31.      MEASUREMENT OF PREMISES

                  Tenant understands and agrees that any reference to square footage of the Premises is approximate only and includes all interior partitions and columns, one-half of exterior walls, and one-half of the partitions separating the Premises from the rest of the Project. Tenant waives any claim against Landlord regarding the accuracy of any such measurement and agrees that there shall not be any adjustment in basic rent or direct expenses or other amounts payable hereunder by reason of inaccuracies in such measurement.

         32.      ATTORNEY FEES

                  If either party commences an action against the other party arising out of or in connection with this lease, the prevailing party shall be entitled to have and recover from the losing party all expenses of litigation, including, without limitation, travel expenses, attorney fees, expert witness fees, trial and appellate court costs, and deposition and transcript expenses. If either party becomes a party to any litigation concerning this lease or concerning the Premises or the Project by reason of any act or omission of the other party or its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to the other party for all expenses of litigation, including, without limitation, travel expenses, attorney fees, expert witness fees, trial and appellate court costs, and deposition and transcript expenses.

         33.      SURRENDER

                  The voluntary or other surrender of this lease or the Premises by Tenant, or a mutual cancellation of this lease, shall not work a merger, and at the option of Landlord shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

         34.      WAIVER

                  No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent rent or other payments shall not constitute a waiver of any other default and acceptance of partial payments shall not be construed as a waiver of the balance of such payment due. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this lease.

         35.      EASEMENTS; AIRSPACE RIGHTS

                  Landlord reserves the right to alter the boundaries of the Project and grant easements and dedicate for public use portions of the Project without Tenant's consent, provided that no such grant or dedication shall interfere with Tenant's use of the

Premises or otherwise cause Tenant to incur cost or expense. From time to time, and upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord, in accordance with Landlord's instructions, any and all documents, instruments, maps or plats necessary to effectuate Tenant's covenants hereunder.

                  This lease confers no rights either with regard to the subsurface of or airspace above the land on which the Project is located or with regard to airspace above the building of which the Premises are a part. Tenant agrees that no diminution or shutting off of light or view by a structure which is or may be erected (whether or not by Landlord) on property adjacent to the building of which the Premises are a part or to property adjacent thereto, shall in any way affect this lease, or entitle Tenant to any reduction of rent, or result in any liability of Landlord to Tenant.

         36.      RULES AND REGULATIONS

                  Landlord shall have the right from time to time to promulgate rules and regulations for the safety, care and cleanliness of the Premises, the Project and the Common Area, or for the preservation of good order. On delivery of a copy of such rules and regulations to Tenant, Tenant shall comply with the rules and regulations, and a violation of any of them shall constitute a default by Tenant under this lease. If there is a conflict between the rules and regulations and any of the provisions of this lease, the provisions of this lease shall prevail. Such rules and regulations may be amended by Landlord from time to time with or without advance notice.

         37.      NOTICES

                  Except for legal process and Notice of Belief of Abandonment which may be served either as provided by law or as provided herein, all notices, demands, requests, consents, approvals and other communications ("Notices") which may be given or are required to be given by either party to the other shall be in writing and shall be deemed given to and received by the party intended to receive such Notice and deemed sufficiently given for all purposes as follows:

                  (a) when personally delivered to the recipient, notice is effective on delivery;

                  (b) when mailed first class to the last address of the recipient known to the party giving notice, notice is effective on delivery;

                  (c) when mailed by certified mail with return receipt requested, notice is effective on receipt if delivery is confirmed by a return receipt; or

                  (d) when delivered by reputable overnight courier (e.g. Federal Express, Airborne) or other comparable service with charges prepaid or charged to the sender's account, notice is effective on delivery if delivery is confirmed by the courier service.

                  Any correctly addressed Notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be deemed effective as of the first date that the Notice was refused, unclaimed, or considered undeliverable by the postal authorities, messenger, or overnight delivery service.

                  Prior to the commencement date, all such Notices from Landlord to Tenant shall be served or addressed to Tenant at 20600 Mariani Avenue, Cupertino, California 95014. On or after the commencement date all such Notices from Landlord to Tenant shall be addressed to Tenant at the Premises.

                  All such Notices by Tenant to Landlord shall be sent to Landlord at _______________________________________, with a copy to McCandless
Management Corporation at 3945 Freedom Circle, Suite 640, Santa Clara, California 95054.

                  Either party may change its address by giving the other party notice of such change in any manner permitted by this paragraph 37.

         38.      NAME

                  Tenant shall not use the name of the Project for any purpose other than as the address of the business conducted by Tenant in the Premises without the prior written consent of Landlord.

         39.      GOVERNING LAW; SEVERABILITY

                  This lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this lease shall be held or rendered invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

         40.      DEFINITIONS

                  As used in this lease, the following words and phrases shall have the following meanings:

                  AUTHORIZED REPRESENTATIVE: any officer, agent, employee or independent contractor retained or employed by either party, acting within authority given him by that party.

                  ENCUMBRANCE: any deed of trust, mortgage or other written security device or agreement affecting the Premises or the Project that constitutes security for the payment of a debt or performance of an obligation, and the note or obligation secured by such deed of trust, mortgage or other written security device or agreement.

                  LEASE MONTH: the period of time determined by reference to the day of the month in which the term commences and continuing to one day short of the same numbered day in the next succeeding month; e.g., the tenth day of one month to and including the ninth day in the next succeeding month.

                  LEASE YEAR: the period of time determined by reference to the day of the year in which the term commences and continuing to one day short of the same day in the next succeeding year; e.g., the tenth day of July of one year to the ninth day of July of the next succeeding year.

                  LENDER: the beneficiary, mortgagee or other holder of an encumbrance, as defined above.

                  LIEN: a charge imposed on the Premises by someone other than Landlord, by which the Premises are made security for the performance of an act. Most of the liens referred to in this lease are mechanic's liens.

                  MAINTENANCE:  repairs, replacement, repainting and cleaning.

                  MONTHLY RENT: the sum of the monthly payments of basic rent and direct expenses.

                  PERSON: one or more human beings, or legal entities or other artificial persons, including, without limitation, partnerships, corporations, trusts, estates, associations and any combination of human being and legal entities.

                  PROVISION: any term, agreement, covenant, condition, clause, qualification, restriction, reservation or other stipulation in the lease that defines or otherwise controls, establishes or limits the performance required or permitted by either party.

                  RENT: basic rent, direct expenses, additional rent and all other amounts payable by Tenant to Landlord required by this lease or arising by subsequent actions of the parties made pursuant to this lease.

                  Words used in any gender include other genders. If more than one individual or entity comprises Tenant, the obligations imposed on each individual or entity that comprises Tenant under this Lease are and shall be joint and several. All provisions whether covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions. The paragraph headings are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

         41.      TIME

                  Time is of the essence of this lease and of each and all of its provisions.

         42.      INTEREST ON PAST DUE OBLIGATIONS; LATE CHARGE

                  Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the rate of ten percent (10%) per annum from when due until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this lease. In addition, Tenant acknowledges that late payment by Tenant to Landlord of basic rent or direct expenses or of any other amount due Landlord from Tenant, will cause Landlord to incur costs not contemplated by this lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord, e.g., by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any such payment due from Tenant is not received in full by Landlord when due, which payments are subject to application by Landlord as provided in paragraph 4 of this lease, Tenant shall pay to Landlord an additional sum of five percent (5%) of the entire payment as a late charge. The parties agree that this late charge represents a fair and reasonably estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord. No notice to Tenant of failure to pay shall be required prior to the imposition of such interest and/or late charge, and any notice period provided for in paragraph 19 shall not affect the imposition of such interest and/or late charge. Any interest and late charge imposed pursuant to this paragraph shall be and constitute additional rent payable by Tenant to Landlord.

         43.      ENTIRE AGREEMENT

                  This lease, including any exhibits and attachments, constitutes the entire agreement between Landlord and Tenant relative to the Premises and this lease and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves or their agents or representatives relative to the leasing of the Premises are merged in or revoked by this lease.

         44.      AUTHORITY

                  Each individual executing this lease on behalf of Tenant represents and warrants that (i) he/she is duly authorized to execute and deliver this lease on behalf of Tenant and: (a) if Tenant is a corporation, such authorization is in accordance with a duly adopted resolution of the Board of Directors of said corporation, (b) if Tenant is a partnership, such authorization is in accordance with the partnership agreement now in effect, and (c) if Tenant is a limited liability company, such authorization is in accordance with the company's governing documents;
and (ii) this lease is binding upon Tenant in accordance with its terms. Upon Landlord's request, Tenant shall deliver to Landlord within ten (10) days after such request evidence of the authorization specified above as Landlord may reasonably request, including, without limitation, in the case where
Tenant is a corporation, a copy of the resolution of the Board of Directors of Tenant authorizing the execution of this lease and naming the officers that are authorized to execute this lease on behalf of Tenant, which copy shall be certified by Tenant's secretary as correct and in full force and effect.

         45.      RECORDING

                  Neither Landlord nor Tenant shall record this lease or a short form memorandum hereof without the consent of the other.

         46.      EXHIBITS AND ATTACHMENTS

                  All exhibits and attachments to this lease are a part hereof and the terms and provisions thereof are incorporated into this lease by this reference as though set forth herein in full.

         47.      REAL ESTATE BROKERS

                  Each party represents and warrants to the other party that it has not had dealings in any manner with any real estate broker, finder or other person with respect to the Premises and the negotiation and execution of this lease except CRESA Partners ("CRESA", representing Landlord) and MacMillan, Moore & Buchanan, Inc. ("MMBI", representing Tenant). Except for the commissions and fees to be paid to CRESA and MMBI as provided in this paragraph, each party shall indemnify and hold harmless the other party from all damage, loss, liability and expense (including attorneys' fees and related costs) arising out of or resulting from any claims for commissions or fees that have been or may be asserted against the other party by any broker, finder or other person with whom Tenant or Landlord, respectively, has dealt, or purportedly has dealt, in connection with the Premises and the negotiation and execution of this lease. Landlord shall pay broker leasing commissions to CRESA and MMBI in connection with the Premises and the negotiation and execution of this lease, to the extent agreed to between Landlord and CRESA. Landlord and Tenant agree that Landlord shall not be obligated to pay any broker leasing commissions, consulting fees, finder fees or any other fees or commissions arising out of or relating to any extended term of this lease or to any expansion or relocation of the Premises at any time.

         48.      ENVIRONMENTAL MATTERS

                  A.       TENANT'S COVENANTS REGARDING HAZARDOUS MATERIALS.

                     (1) HAZARDOUS MATERIALS HANDLING. Tenant, its agents, invitees, employees, contractors, sublessees, assigns and/or successors shall not use, store, dispose, release or otherwise cause to be present or permit the use, storage, disposal, release or presence of Hazardous Materials (as defined below) on or about the Premises or Project. As used herein "Hazardous Materials" shall mean any petroleum or petroleum by-products, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste and any "hazardous substance", "hazardous waste", "hazardous materials", "toxic substance" or "toxic waste" as those terms are defined under the provisions of the California Health and Safety Code and/or the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9601 et seq.), or any other hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or any agency thereof, or the United States Government or any agency thereof.

                           (2) NOTICES. Tenant shall immediately notify
Landlord in writing of: (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any law, regulation or ordinance relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any Hazardous Materials (collectively "Hazardous Materials Laws"); (ii) any claim made or threatened by any person against Tenant, the Premises, Project or buildings within the Project relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or removed from the Premises, Project or buildings within the Project, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, Project or buildings within the Project or Tenant's use thereof. Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises.

                  B. INDEMNIFICATION OF LANDLORD. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord, and each of Landlord's partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees) for death of or injury to any person or damage to any property whatsoever (including water tables and atmosphere), arising from or caused in whole or in part, directly or indirectly, by (i) the presence in, on, under or about the Premises, Project or buildings within the Project where such presence or discharge was caused by Tenant, (ii) Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, Project or buildings within the Project, or

(iii) Tenant's failure to comply with any Hazardous Materials Laws whether knowingly, unknowingly, intentionally or unintentionally. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, Project or buildings within the Project, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith. In addition, Tenant shall reimburse Landlord for (i) losses in or reductions to rental income resulting from Tenant's use, storage or disposal of Hazardous Materials, (ii) all costs of refitting or other alterations to the Premises, Project or buildings within the Project required as a result of Tenant's use, storage, or disposal of Hazardous Materials including, without limitation, alterations required to accommodate an alternate use of the Premises, Project or buildings within the Project, and (iii) any diminution in the fair market value of the Premises, Project or buildings within the Project caused by Tenant's use, storage, or disposal of Hazardous Materials. For purposes of this paragraph 48, any acts or omissions of Tenant, or by employees, agents, assignees, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

                  C. SURVIVAL. The provisions of this paragraph 48 shall survive the expiration or earlier termination of the term of this lease.

     49.   SIGNAGE

           Tenant shall not, without obtaining the prior written consent of Landlord, install or attach any sign or advertising material on any part of the outside of the Premises, or on any part of the inside of the Premises which is visible from the outside of the Premises, or in the halls, lobbies, windows or elevators of the building in which the Premises are located or on or about any other portion of the Common Area or Project. Subject to the terms of this paragraph 49, Tenant shall have the right to use approximately the lower one-half of the existing monument sign for the building. If Landlord consents to the installation of any sign or other advertising material, the location, size, design, color and other physical aspects thereof shall be subject to Landlord's prior written approval and shall be in accordance with any sign program applicable to the Project. In addition to any other requirements of this paragraph 49, the installation of any sign or other advertising material by or for Tenant must comply with all applicable laws, statutes, requirements, rules, ordinances and any C.C. & R.'s or other similar requirements. With respect to any permitted sign installed by or for Tenant, Tenant shall maintain such sign or other advertising material in good condition and repair and shall remove such sign or other advertising material on the expiration or earlier termination of the term of this lease. The cost of any permitted sign or advertising material and all costs associated with the installation, maintenance and removal thereof shall be paid for solely by Tenant. If Tenant fails to properly maintain or remove any permitted sign or other advertising material, Landlord may do so at Tenant's expense. Any cost incurred by Landlord in connection with such maintenance or removal shall be deemed additional rent and shall be paid by Tenant to Landlord within ten (10) days following notice from Landlord. Landlord may remove any unpermitted sign or advertising material without notice to Tenant and the cost of such removal shall be additional rent and shall be paid by Tenant within ten (10) days following notice from Landlord. Landlord shall not be liable to Tenant for any damage, loss or expense resulting from Landlord's removal of any sign or advertising material in accordance with this paragraph
49. The provisions of this paragraph 49 shall survive the expiration or earlier termination of this lease.

     50.   SUBMISSION OF LEASE

         The submission of this lease to Tenant for examination or signature by Tenant is not an offer to lease the Premises to Tenant nor an agreement by Landlord to reserve the Premises for Tenant. Landlord will not be bound to Tenant until this lease has been duly executed and delivered by both Landlord and Tenant.

     51.   TENANT IMPROVEMENTS

         Improvements to the Premises shall be constructed and installed in accordance with the plans and specifications, and other terms and conditions set forth in Exhibit C to this lease, the contents of which are incorporated herein and made a part hereof by this reference. The improvements shall be constructed and installed at the expense of Landlord and/or Tenant as set forth in Exhibit C to this lease and in each case shall be performed in a diligent and workmanlike manner.

     52.   ADDITIONAL RENT

         All costs, charges, fees, penalties, interest and any other payments (including Tenant's reimbursement to Landlord of costs incurred by Landlord) which Tenant is required to make to Landlord pursuant to the terms and conditions of this lease and any amendments to this lease shall be and constitute additional rent payable by Tenant to Landlord when due as specified in this lease and any amendments to this lease.

     53.   [INTENTIONALLY OMITTED]

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this lease on the date first above written.

LANDLORD:                               TENANT:

SYMANTEC CORPORATION,                   AUDIOHIGHWAY.COM,
a Delaware corporation                  a California corporation

By:___________________________          By:___________________________

Name:_________________________          Name:_________________________

Title:________________________          Title:   PRESIDENT

Date:_________________________          Date:_________________________


                                        By:___________________________

                                        Name:_________________________

                                        Title:   SECRETARY

                                        Date:_________________________

                        WORK LETTER AGREEMENT
                      EXISTING SPACE - ALLOWANCE

CONSTRUCTION                      EXHIBIT C

     THIS WORK LETTER AGREEMENT (hereinafter "Exhibit C") is attached to and forms a part of that certain lease ("Lease") by and between SYMANTEC CORPORATION, a Delaware corporation ("Landlord"), and AUDIOHIGHWAY.COM, a California corporation ("Tenant"), pursuant to which Landlord leases to Tenant those certain premises located at 20300 Steven Creek Boulevard, Suite 100, Cupertino, California and consisting of approximately twenty-six thousand nine hundred sixty-seven (26,967) square feet ("Premises"). All capitalized terms used herein shall have the meaning ascribed to them in the Lease unless otherwise defined herein. The Premises shall be improved in accordance with the following:

     1.    EXISTING IMPROVEMENTS:

           Tenant accepts the Premises in their existing condition and the improvements constructed therein (the "Existing Improvements"), and Tenant hereby approves the same as installed, subject only to construction of the Tenant Improvements specified herein and such changes as may subsequently be agreed upon by Landlord and Tenant.

     2.    TENANT IMPROVEMENTS:

           As used herein, "Tenant Improvements" shall include those items and specifications shown on the Final Construction Documents prepared in accordance with paragraph 3 below, including those specifications (as appropriate) set forth and described in Exhibit C-1, attached hereto, exclusive of Existing Improvements. Landlord shall construct Tenant Improvements in accordance with the Final Construction Documents and the provisions of this Exhibit C. Unless otherwise specifically agreed to by Landlord in writing, the installation, wiring, maintenance and removal of furniture partition systems, telephone and other communication systems, data cabling, alarm and/or security systems and any other systems not specifically set forth in the Final Construction Documents and all cost and expense associated therewith, shall be the sole responsibility of Tenant. In connection with the construction and installation of the Tenant Improvements, Landlord and Landlord's general contractor shall have no obligation to move any of Tenant's property located in or about the Premises including, but not limited to, furniture, inventory and trade fixtures, at the time of such construction and installation. If at the time of construction and installation of the Tenant Improvements Tenant has property located in or about the Premises that inhibits or prevents in any way the construction and installation of the Tenant Improvements, Tenant shall immediately, upon receipt of notification thereof from Landlord or Landlord's general contractor, at Tenant's sole cost and expense, move such property to another location within the Premises or, upon receipt of Landlord's prior approval, to another location within the Project designated by Landlord in Landlord's sole discretion; Tenant's failure to immediately move such property upon receipt of notification thereof from Landlord or Landlord's general contractor shall be deemed a Tenant caused delay subject to the provisions of paragraph 8 of this Exhibit C. If at the time of construction and installation of the Tenant Improvements Tenant has property located in or about the Premises, Landlord and Landlord's general contractor shall incur no liability to Tenant or any other party in the event such property is damaged, destroyed or stolen during the construction and installation of the Tenant Improvements.

     3.    TENANT IMPROVEMENT DESIGN SCHEDULE:

         The plans and specifications for the Tenant Improvements shall be completed in accordance with the following:

         (a) Tenant shall approve preliminary floor plan layouts
("Preliminary Floor Plans") prepared by Landlord by __________, 1999. The Preliminary Floor Plans shall show all walls, doors, and other Tenant Improvements desired by Tenant in sufficient detail for Landlord's architect to prepare architectural construction drawings and related documents ("Architectural Construction Documents").

         (b) Between ____________, 1999 and ____________, 1999, Landlord's
architect and Tenant's representative shall meet as needed to review and complete the final details related to the Preliminary Floor Plans, so that on ___________, 1999 the Architectural Construction Documents are subject only to minor changes.

         (c) No later than _______________, 1999, Tenant shall have made the decisions required and supplied to Landlord the information necessary for Landlord's architect to complete the Architectural Construction Documents in enough detail for Landlord's general contractor to bid the work, select subcontractors and to proceed toward the design of electrical, mechanical and any other requirements not included on the Architectural Construction Documents. Upon Landlord's general contractor's selection of subcontractors, Landlord's general contractor and subcontractors shall prepare design specifications outlining in reasonable detail electrical, mechanical and any other requirements not included on the Architectural Construction Documents ("Electrical and Mechanical Drawings").

         (d) Upon completion of the Architectural Construction
Documents, Tenant shall approve the same subject to changes, deletions or additions as provided for in paragraphs 6 and 7 of this Exhibit C.

         (e) Upon completion of the Electrical and Mechanical Drawings, Landlord or Landlord's general contractor shall submit the Architectural Construction Documents and Electrical and Mechanical Drawings (collectively the "City Ready Plans") to the City to obtain a building permit.

         (f) Tenant shall have decided upon carpet selection and all other color and material specifications by ________________, 1999.

         (g) As used herein, "Final Construction Documents" shall include the City Ready Plans, as approved by the City, and any subsequent additions, deletions or changes to the Tenant Improvements permitted or required pursuant to paragraphs 6 and 7 of this Exhibit C.

     4.    TENANT IMPROVEMENT COST ESTIMATES:

         Within fourteen (14) days of completion of the Electrical and Mechanical Drawings, Landlord shall prepare and deliver to Tenant an improvement cost budget ("Improvement Cost Budget") setting forth the Total Cost of Tenant Improvements (as defined in paragraph 5(b) below). Within three (3) days after Tenant's receipt of the Improvement Cost Budget, Tenant shall, in writing, approve or disapprove the Improvement Cost Budget. If Tenant does not deliver to Landlord its written approval or disapproval within the three (3) day period, Tenant will be deemed to have approved the Improvement Cost Budget. If Tenant disapproves the Improvement Cost Budget, Landlord and Tenant shall, within three
(3) days of Tenant's disapproval, attempt to agree on mutually acceptable modifications to the Improvement Cost Budget. If Tenant disapproves of the Improvement Cost Budget and Landlord and Tenant are unable, within the three (3) day period, to agree on mutually acceptable changes to the Improvement Cost Budget, or if Tenant approves of the Improvement Cost Budget but does not deliver to Landlord, within three (3) days of its approval, signed copies of the Improvement Cost Budget and Architectural Construction Documents, then Landlord may terminate the Lease upon written notice to Tenant. The Improvement Cost Budget shall be subject to adjustment for increases in costs resulting from changes to the Tenant Improvements requested or required pursuant to paragraphs 6 and 7 below. Landlord shall not be obligated to commence construction of the Tenant Improvements until the following has occurred: (i) the Architectural Construction Documents and the Improvement Cost Budget have been agreed to by Landlord and Tenant; (ii) Tenant has indicated its approval of the Architectural Construction Documents and the Improvement Cost Budget by signing copies thereof; and (iii) Landlord has given written authorization to proceed with construction to Landlord's general contractor based on the agreed Architectural Construction Documents and the Improvement Cost Budget.

     5.    TENANT IMPROVEMENT ALLOWANCE:

           (a) Landlord agrees to grant to Tenant a tenant improvement allowance of up to $134,835 ("Allowance") to be applied toward the "Total Cost of Tenant Improvements" (as defined in paragraph 5(b) below) to be installed in accordance with this Exhibit C.

           (b) As used herein, "Total Cost of Tenant Improvements" shall mean all costs to construct and install the Tenant Improvements, including, without limitation, (i) all demolition costs incurred in connection with preparing the Premises for the installation of the Tenant Improvements and the actual costs incurred for labor, materials and contractors' fees; (ii) the cost of overtime or special expenditures required to obtain and install the Tenant Improvements by the proposed commencement date; (iii) all costs related to change orders; (iv) all costs related to changes required or requested by governmental authority; (v) permit fees and other fees not previously paid by Landlord as part of shell costs; (vi) the cost of consultants and engineers; (vii) an amount equal to the actual cost of supervision, administration and on-site facilities and equipment necessary to perform the work; (viii) an amount equal to ____% of the sum of items (i) through (vii) above as and for the general contractor's overhead and profit; and (ix) the cost of architects hired by Landlord.

           (c) In the event that the Improvement Cost Budget exceeds the Allowance, the amount by which the Improvement Cost Budget exceeds the Allowance shall be referred to herein as the "Excess Cost". Tenant shall pay fifty percent (50%) of such Excess Cost to Landlord within five (5) days of Tenant's approval of the Improvement Cost Budget and the remaining fifty percent (50%) of the Excess Cost within five (5) days of when Landlord notifies Tenant that the Tenant Improvements are fifty percent (50%) completed. Tenant's failure to make any payment of the Excess Cost when due, or to make any payment with respect to change orders as set forth in paragraph 6 of this Exhibit C, shall be deemed a default under the Lease and the amount so delinquent shall be deemed additional rent and Landlord may exercise all rights and remedies set forth in the Lease; and in addition, Landlord may delay construction until such payment is made and such delay shall be deemed a Tenant caused delay subject to the provisions of paragraph 8 of this Exhibit C.

           (d) In the event Tenant causes delays, or requests changes which cause delays in construction of more than ninety (90) calendar days, then Landlord shall not be obligated to grant to Tenant the Allowance, or any balance remaining unused therein. In such case, Landlord shall thereafter have no obligation to construct any Tenant Improvements for Tenant. Furthermore, the cessation of Landlord's obligation to construct the Tenant Improvements as permitted herein shall not affect Tenant's obligation to commence payments of basic rent and direct expenses or any other payments due Landlord under the Lease. Tenant shall be entitled to no rent reduction or credit at any time in the event that the Allowance or any portion thereof remains unused for any reason whatsoever.

           (e) Upon completion of the Tenant Improvements, Landlord shall reconcile the actual Total Cost of the Tenant Improvements to the Improvement Cost Budget and Landlord shall refund to Tenant any Excess Cost paid by Tenant to Landlord (as specified in paragraph 5(c) above) that was not actually incurred.

     6.    CHANGES BY TENANT:

           Tenant may request changes, deletions or additions to the Tenant Improvements; provided, however, that the effectiveness of any such requested change, deletion or addition shall be subject to written approval by an authorized representative of Landlord and to obtaining any required governmental permits or other approvals. If any such change, deletion or addition increases the Improvement Cost Budget above the Allowance, Tenant shall immediately pay to Landlord the full amount of such increase in excess of the Allowance. In no event shall work on any change, deletion or addition requested pursuant to this paragraph 6 commence prior to (i) Landlord and Tenant approving, in writing, such change, deletion or addition, and (ii) Landlord's receipt from Tenant of payment of the full amount of the increase in the Improvement Cost Budget in excess of the Allowance.

     7.    CHANGES BY AUTHORITY:

           Tenant agrees that if any change, deletion or addition to any of the improvements proposed to be constructed or installed is required by any governmental authority in connection with obtaining any governmental permit or approval, or otherwise, then such change, deletion or addition shall promptly be made and the Improvement Cost Budget shall be adjusted to reflect any increase in cost resulting from such required change. To the extent any change, deletion or addition required by any governmental authority in connection with obtaining any governmental permit or approval increases the Improvement Cost Budget above the Allowance, Tenant shall pay to Landlord such increase above the Allowance in accordance with the provisions of paragraph 5(c) of this Exhibit C. Failure to obtain any required governmental approval or permit for the Tenant Improvements desired by Tenant shall in no way be cause for Tenant to terminate the Lease or any amendment to the Lease.

     8.    TENANT CAUSED DELAYS:

           If substantial completion of the Tenant Improvements is delayed due in any respect to Tenant's acts or omissions, or the acts or omissions of Tenant's employees, contractors or agents, including, without limitation, Tenant's failure to meet the schedule set forth in paragraph 3 of this Exhibit C, or due to construction delays related to any changes required by Tenant, or due to any other failure by Tenant to perform its obligations under this Exhibit C or otherwise under the Lease, then any such

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delays shall be deemed "Tenant caused delays" for all purposes, including, without limitation, determining (i) the date of substantial completion of the Tenant Improvements (as provided in paragraph 9 below) and (ii) the commencement date of the Lease as specified in paragraph 2(b) of the Lease.

     9.    SUBSTANTIAL COMPLETION:

           The term "substantial completion" with respect to the Tenant Improvements shall mean the Tenant Improvements have been constructed in substantial conformity with the Final Construction Documents (subject to Punch List items as specified in Paragraph 10 below); provided, however, if substantial completion of the Tenant Improvements is prevented or delayed by Tenant in any way, including without limitation, the Tenant caused delays described in Paragraph 8 above, then the Tenant Improvements shall be deemed substantially complete as of the date that the Tenant Improvements would have been substantially completed but for such Tenant caused delay.

     10.   PUNCH LIST:

           Within ten (10) business days after commencement of the term, Tenant shall deliver to Landlord a list of items ("Punch List") that Tenant believes Landlord should complete or correct in order for the Premises to be acceptable. Landlord shall commence to complete or correct the items as soon as possible, except those items that Landlord contends are not justified. If Tenant does not deliver the Punch List to Landlord within the ten (10) day period, Tenant shall be deemed to have accepted the Premises and approved the construction. Nothing in this paragraph 10 shall delay the commencement of the term or Tenant's obligation to pay rent or to make other payments due Landlord under the Lease.

     11.   TENANT'S DEFAULT:

           Notwithstanding any provision to the contrary contained herein, if an event of default as described in the Lease has occurred, including, without limitation, Tenant's failure to perform its obligations under this Exhibit C, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Allowance and Landlord may cause construction of the Tenant Improvements to cease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage and such delays shall be deemed Tenant caused delays), and (ii) all other obligations of Landlord under the terms of this Exhibit C shall be forgiven until such time as such default is cured pursuant to the terms of the Lease. Nothing contained herein is intended, nor shall it be construed, to abridge, waive or adversely affect any right or remedy of Landlord under the Lease in the event of a default by Tenant, including, without limitation, any defaults related to Tenant's failure to perform its obligations under this Exhibit C.

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     12.   ATTACHMENTS:

         All references in the Lease to Exhibit C shall be deemed to also include Exhibit C-1 and C-_____.